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                                                                      EXHIBIT 21

           SUBSIDIARIES OF TIME WARNER ENTERTAINMENT COMPANY, L.P. AND
                      THE AOL TIME WARNER GENERAL PARTNERS

Time Warner Entertainment Company, L.P. ("TWE") and the AOL Time Warner General Partners maintain numerous subsidiaries. Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of TWE and the AOL Time Warner General Partners as of December 31, 2002, which carry on a substantial portion of TWE's and the AOL Time Warner General Partners' lines of business. The names of various consolidated wholly owned subsidiaries, including subsidiaries carrying on the same line of business as the parent (including cable, filmed entertainment, networks and music) domestically and internationally, have been omitted. None of the foregoing omitted subsidiaries, considered either alone or together with the other subsidiaries of its immediate parent, constitutes a significant subsidiary.

                                                                               STATE OR OTHER
                                                                               JURISDICTION OF
                                                                               INCORPORATION
                            NAME                                               OR ORGANIZATION
                            ----                                               ---------------

SUBSIDIARIES OF TIME WARNER ENTERTAINMENT COMPANY, L.P. (AS OF 12/31/2002)
Century Venture Corporation...................................................      Delaware
Comedy Partners, L.P..........................................................      New York            (1)
Courtroom Television Network LLC..............................................      New York            (1)
DC Comics.....................................................................      New York
Erie Telecommunications Inc...................................................      Pennsylvania        (1)
Kansas City Cable Partners....................................................      Colorado            (1)
Road Runner Holdco LLC........................................................      Delaware
The WB Television Network Partners, L.P.......................................      California          (1)
The WB 100+ Station Group Partners, L.P.......................................      California          (1)
Time Warner Entertainment-Advance/Newhouse Partnership........................      New York            (1)
    Texas Cable Partners, L.P.................................................      Delaware            (1)

SUBSIDIARIES OF THE AOL TIME WARNER GENERAL PARTNERS
American Television and Communications Corporation (Registrant)...............      Delaware
Warner Communications Inc.....................................................      Delaware
    Alternative Distribution Alliance.........................................      Delaware            (1)
    Atlantic Recording Corporation............................................      Delaware
    CPP/Belwin, Inc...........................................................      Delaware
    DC Comics.................................................................      New York
    E.C. Publications, Inc....................................................      New York
    Elektra Entertainment Group Inc...........................................      Delaware
    Ivy Hill Corporation......................................................      Delaware
    London-Sire Records Inc...................................................      Delaware
    Maverick Recording Company................................................      California          (1)
    New Chappell Inc..........................................................      Delaware
    Rhino Entertainment Company...............................................      Delaware
    Warner Bros. Music International Inc......................................      Delaware

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
    Warner Bros. Publications U.S. Inc........................................      New York
    Warner Bros. Records Inc..................................................      Delaware
    Warner/Chappell Music, Inc................................................      Delaware
    Warner-Elektra-Atlantic Corporation.......................................      New York
    Warner Music Canada Ltd...................................................      Canada
    Warner Music Group Inc....................................................      Delaware
    Warner Music Newco Limited................................................      United Kingdom
    Warner-Tamerlane Publishing Corp..........................................      California
    WB Music Corp.............................................................      California
    WEA International Inc.....................................................      Delaware
    WEA Manufacturing Inc.....................................................      Delaware
    Word Holdings LLC.........................................................      Delaware

 (1) Less than 100% owned



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